UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2023

STATE STREET CORPORATION

(Exact name of Registrant as Specified in its Charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Congress Street
Boston, Massachusetts 02114
(Address of principal executive offices, and Zip Code)

(617) 786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share	STT.PRD	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share	STT.PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On August 3, 2023, State Street Corporation (“State Street”) issued $1,200,000,000 aggregate principal amount of 5.272% Senior Notes due 2026 (the “Fixed Rate Notes”) and $300,000,000 aggregate principal amount of Floating Rate Senior Notes due 2026 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-265877) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued pursuant to an Indenture dated as of October 31, 2014 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of May 8, 2017 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of March 30, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between State Street and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee. The form of Fixed Rate Note is filed as Exhibit 4.1 hereto and the form of Floating Rate Note is filed as Exhibit 4.2 hereto. The Base Indenture has been included as Exhibit 4.2 to State Street’s Registration Statement on Form S-3, filed with the SEC on November 18, 2014. The First Supplemental Indenture has been included as Exhibit 4.1 to State Street’s current report on Form 8-K, filed with the SEC on May 8, 2017. The Second Supplemental Indenture has been included as Exhibit 4.1 to State Street’s current report on Form 8-K, filed with the SEC on March 30, 2020.

The sale of the Notes was made pursuant to the terms of an underwriting agreement dated July 31, 2023 (the “Underwriting Agreement”), entered into among State Street and Morgan Stanley & Co. LLC, Academy Securities, Inc., Goldman Sachs & Co. LLC and Loop Capital Markets LLC, as representatives of the underwriters named therein. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

State Street expects to receive net proceeds from the offering of the Notes of approximately $1.494 billion, after deducting estimated expenses and underwriting discounts.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated August 3, 2023, regarding the legality of the Notes to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 31, 2023, by and among State Street Corporation and Morgan Stanley & Co. LLC, Academy Securities, Inc., Goldman Sachs & Co. LLC and Loop Capital Markets LLC, as representatives of the several underwriters named therein

4.1	Form of 5.272% Senior Notes due 2026

4.2	Form of Floating Rate Senior Notes due 2026

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated August 3, 2023

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

*104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ Ian W. Appleyard
	Name:	Ian W. Appleyard
	Title:	Executive Vice President, Global Controller and Chief Accounting Officer

Date: August 3, 2023